Exhibit  99.1

Contact:
Daniel C. Dunn
Chief Financial Officer
314/771-2400

Recession Leads to Sales Decline and Loss
For Allied Healthcare Products in Fiscal 2010

ST. Louis, August 30, 2010 – Recession-driven budget cuts by hospitals and governmental entities reduced sales for Allied Healthcare Products, Inc. (NASDAQ: AHPI) throughout fiscal 2010.   The company managed to offset much of the year’s sales decline by cutting overhead and operating costs.  Still, the company reported a loss for the year.

For the fiscal year ending June 30, 2010, Allied sales fell about $6 million, or more than 11.7 percent, from about $52.1 million in 2009 to $46.0 million in the current fiscal year.  The cost of sales was reduced by 13.4 percent, from about $40.3 million to $34.9 million.  The company also cut its selling, general and administrative costs by about 8.5 percent, from about $13.0 million to $11.9 million in the current year.

The net loss for fiscal 2010 was $600,000, or a negative seven cents per basic and diluted share.  This compared to a loss of more than $16.8 million, or a negative $2.12 per basic and diluted share, for fiscal 2009.  The 2009 loss included the effect of a non-cash accounting charge of $16.0 million relating to the impairment of goodwill in the fourth quarter.  The 2009 goodwill impairment was caused by the decline of the Allied stock price in the year and a general downturn in orders caused by the recession.

Sales for the fourth quarter ending June 30, 2010, fell about 7.9 percent, from about $12.7 million to $11.7 million.  As it had throughout fiscal 2010, Allied reduced its cost of sales in the quarter by about 8.3 percent from approximately $9.6 million to less than $8.8 million.  The company also cut selling, general and administrative costs by about 18.2 percent, or $585,000, compared to the previous year.

Net income for the fourth quarter of fiscal 2010 was about $86,000, or one cent per basic and diluted share.  This compared to a loss in the prior year’s fourth quarter of almost $16.1 million, or a negative $2.04 per basic and diluted share, reflecting the $16.0 million accounting charge for impairment of goodwill.

Despite the recession, Allied ended fiscal 2010 with an improved cash position, increasing cash on hand from $1.9 million last year to $5.3 million at the end of fiscal 2010.

“Strong execution by our operations team helped Allied offset much of the negative effects of sales declines,” said Earl Refsland, president and chief executive officer. “Sales of mass casualty ventilators we introduced in the second half of fiscal 2009 also helped.  But we could not overcome the effects of unprecedented budget cuts by our customers.”

Surveys by Allied Healthcare Products indicate that sales declines throughout 2010 and latter 2009 were caused by the recession rather than losses of market share to competitors, Refsland said.

Sales of the new mass casualty ventilators, which cost a fraction of the price of traditional full-featured ventilators and designed to be operated by non-professionals after brief instruction, totaled about $1.9 million for fiscal 2010, Refsland said.  As with the company’s core products, sales of mass casualty ventilators were depressed by budget cuts by cash-strapped healthcare customers.

Allied Healthcare Products manufactures a variety of respiratory products used in the healthcare industry in a range of hospital and alternate care settings including sub-acute facilities, home healthcare and emergency medical care.  Allied product lines include respiratory care products, medical gas equipment and emergency medical products.  Allied products are marketed to hospitals, hospital equipment dealers, hospital construction contractors, home healthcare dealers and emergency medical products dealers.

“SAFE HARBOR” STATEMENT: Statements contained in this release that are not historical facts or information are “forward-looking statements.”  Words such as “believe,” “expect,” “intend,” “will,” “should,” and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company’s operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

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ALLIED HEALTHCARE PRODUCTS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three months ended,		Twelve months ended,
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$11,668,246	$12,710,683	$46,034,248	$52,072,676
Cost of sales	8,772,006	9,595,502	34,944,714	40,273,089
Gross profit	2,896,240	3,115,181	11,089,534	11,799,587

Selling General and administrative expenses	2,674,223	3,259,500	11,871,758	13,041,564
Impairment of goodwill	-	15,979,830	-	15,979,830
Income (loss) from operations	222,017	(16,124,149)	(782,224)	(17,221,807)

Interest income	(5,764)	(11,971)	(10,168)	(60,277)
Interest expense	1,505	-	4,269	-
Other, net	13,599	13,479	117,189	50,062
	9,340	1,508	111,290	(10,215)

Income (loss) before provision for
(benefit from) income taxes	212,677	(16,125,657)	(893,514)	(17,211,592)

Provision for (benefit from) income taxes	126,412	(41,854)	(293,941)	(449,779)
Net income (loss)	$86,265	$(16,083,803)	$(599,573)	$(16,761,813)

Net income (loss) per share - Basic	$0.01	$(2.04)	$(0.07)	$(2.12)

Net income (loss) per share - Diluted	$0.01	$(2.04)	$(0.07)	$(2.12)

Weighted average common shares
Outstanding - Basic	8,093,386	7,901,327	8,066,740	7,898,782

Weighted average common shares
Outstanding - Diluted	8,112,373	7,901,327	8,066,740	7,898,782

ALLIED HEALTHCARE PRODUCTS, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$5,263,324	$1,943,364
Accounts receivable, net of allowances of $300,000	5,418,253	6,172,437
Inventories, net	11,155,456	12,663,938
Income tax receivable	877,665	937,273
Other current assets	221,840	327,203
Total current assets	22,936,538	22,044,215

Property, plant and equipment, net	9,661,395	10,799,089
Other assets, net	333,084	390,627
Total assets	$32,931,017	$33,233,931

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,950,446	$1,633,568
Other accrued liabilities	2,241,259	2,316,558
Deferred income taxes	429,699	419,213
Deferred revenue	688,200	688,200
Total current liabilities	5,309,604	5,057,539

Deferred revenue	802,900	1,491,100

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; 1,500,000 shares authorized; no shares issued and outstanding	-	-
Series A preferred stock; $0.01 par value; 200,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.01 par value; 30,000,000 shares authorized; 10,396,878 and 10,204,819 shares issued at June 30, 2010 and June 30, 2009, respectively; 8,093,386 and 7,901,327 shares outstanding at June 30, 2010 and June 30, 2009, respectively	103,969	102,048
Additional paid-in capital	48,362,922	47,632,049
Accumulated deficit	(916,950)	(317,377)
Less treasury stock, at cost; 2,303,492 shares at June 30, 2010 and June 30, 2009, respectively	(20,731,428)	(20,731,428)
Total stockholders' equity	26,818,513	26,685,292
Total liabilities and stockholders' equity	$32,931,017	$33,233,931